UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, David Brant was appointed as Chief Financial Officer of Airspan Networks, Inc. (the “Company”), effective on January 1, 2007.

Mr. Brant, 43 years old, has served since January 16, 2006 as Senior Vice President and General Manager, Finland for Airspan Communications Ltd., a subsidiary of the Company. From July 2000 until January 16, 2006 he served as the Company’s Vice President, Finance and Controller, and prior to that as its Finance Director since January 1998, when he joined the Company. From 1990 to January 1998, Mr. Brant was employed by DSC Communications Corporation, a United States based telecommunications company, in various financial roles, the last post as Director of European Accounting. Mr. Brant received a B.A. in Mathematical Economics in 1984 from Essex University and is a Fellow of the Association of Chartered Certified Accountants.

There are no arrangements or understandings between Mr. Brant and any other persons pursuant to which Mr. Brant was selected as Chief Financial Officer of the Company. Mr. Brant does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Mr. Brant had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Mr. Brant’s compensation as Chief Financial Officer will be re-examined in January 2007 as part of the Company’s normal compensation process. Until that time, he will continue to be compensated pursuant to an existing employment agreement between him and the Company, dated January 21, 1998 and amended as of February 15, 2001. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2005, Mr. Brant received a base salary of $202,060 and earned aggregate bonuses of $104,400. Under the terms of the agreement, in the event the Company terminates Mr. Brant’s employment without cause, Mr. Brant is entitled to a severance payment equal to nine months of his base salary at the time of termination.

The Company determined on December 21, 2006 to appoint Mr. Brant to replace its current Chief Financial Officer, Peter Aronstam, effective on January 1, 2007. Mr. Aronstam is expected to remain an employee of the Company until early 2007. Under the terms of Mr. Aronstam’s employment agreement with the Company, he will be entitled to a severance payment equal to twelve months of his base salary as of the date of termination.

Item 7.01  Regulation FD Disclosure.

On December 21, 2006 the Company issued a press release announcing the change in its Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release of Airspan Networks, Inc. dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006

AIRSPAN NETWORKS, INC.

By:	/s/ Eric D. Stonestrom
Eric D. Stonestrom
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release of Airspan Networks, Inc. dated December 21, 2006.